                     AGREEMENT AND PLAN OF REORGANIZATION

                                  Dated as of

                                August 5, 1997

                                   between

                        SkyLynx Express Holdings, Inc.

                       NETWORK SYSTEM TECHNOLOGIES, INC.

                                      and

                             ALLIED WIRELESS, INC.

                               TABLE OF CONTENTS

SECTION 1:  GENERAL DEFINITIONS                                         -1-
1.1    Best Knowledge                                                   -1-
1.2    Business Day                                                     -2-
1.3    Code                                                             -2-
1.4    Erisa                                                            -2-
1.5    Exchange Act                                                     -2-
1.6    Fiscal Year                                                      -2-
1.7    Governmental Authority                                           -2-
1.8    Governmental Requirement                                         -2-
1.9    IRS                                                              -2-
1.10   Legal Requirements                                               -2-
1.11   Ownership Interest                                               -2-
1.12   Person                                                           -3-
1.13   Section                                                          -3-
1.14   Securities Act                                                   -3-
1.15   Taxes                                                            -3-
SECTION 2:  EXCHANGE OF SECURITIES                                      -3-
2.1    Exchange of Common Stock                                         -3-
2.2    NST/SkyLynx Reorganization                                       -3-
2.3    Allied Recapitalization                                          -3-
2.4    Consultation Fees and Agreements                                 -4-
2.5    Private Financing                                                -4-
2.6    Determination of Issuable Allied Shares                          -4-
2.7    Income Tax Considerations                                        -5-
2.8    Compliance with Securities Laws                                  -5-
SECTION 3:  CLOSING                                                     -5-
3.1    General Procedure                                                -5-
3.2    Time and Place                                                   -5-
3.3    Covenants Regarding Closing                                      -5-
3.4    Conditions to Obligation of Allied                               -6-
3.5    Conditions to Obligation of SkyLynx                              -9-
3.6    Specific Items to be Delivered at the Closing                   -12-
3.7    Election of Directors and Executive Officers of Allied          -13-
3.8    Post Closing Matters                                            -14-
SECTION 4:  REPRESENTATIONS AND WARRANTIES BY SKYLYNX                  -14-
4.1    Organization and Standing                                       -15-
4.2    Subsidiaries, etc                                               -15-
4.3    Qualification                                                   -15-
4.4    Corporate Authority                                             -15-
4.5    Financial Statements                                            -15-
4.6    Capitalization of the Corporation                               -16-
4.7    Taxes                                                           -16-
4.8    No Actions, Proceedings, etc                                    -16-
4.9    Post Balance Sheet Changes                                      -16-
4.10   No Breaches                                                     -17-
4.11   Condition of the Corporation's Assets                           -17-
4.12   Inventory                                                       -17-
4.13   Accounts Receivable                                             -17-
4.14   Corporate Acts and Proceedings                                  -17-
4.15   Registered Rights and Proprietary Information                   -18-
4.16   Changes in Suppliers and Customers                              -19-
4.17   No Liens or Encumbrances                                        -19-
4.18   Employee Matters                                                -19-
4.19   Legal Proceedings and Compliance with Law                       -20-
4.20   Contract Schedules                                              -20-
4.21   Labor Matters                                                   -21-
4.22   Insurance                                                       -21-
4.23   Environmental                                                   -21-
4.24   Disclosure of Information                                       -22-
SECTION 5:  COVENANTS OF SKYLYNX                                       -23-
5.1    Preservation of Business                                        -23-
5.2    Ordinary Course                                                 -23-
5.3    Negative Covenants                                              -23-
5.4    Access to Books and Records, Premises, etc                      -24-
5.5    Compensation                                                    -24-
5.6    No Solicitation                                                 -24-
SECTION 6:  REPRESENTATIONS AND WARRANTIES OF ALLIED                   -25-
6.1    Organization and Standing                                       -25-
6.2    Subsidiaries, etc                                               -25-
6.3    Qualification                                                   -25-
6.4    Corporate Authority                                             -25-
6.5    Financial Statements                                            -26-
6.6    Capitalization of the Corporation                               -26-
6.7    Taxes                                                           -27-
6.8    No Actions, Proceedings, etc                                    -27-
6.9    Post Balance Sheet Changes                                      -27-
6.10   No Breaches                                                     -28-
6.11   Condition of the Corporation's Assets                           -28-
6.12   Inventory                                                       -28-
6.13   Accounts Receivable                                             -28-
6.14   Corporate Acts and Proceedings                                  -28-
6.15   Registered Rights and Proprietary Information                   -29-
6.16   Changes in Suppliers and Customers                              -30-
6.17   No Liens or Encumbrances                                        -30-
6.18   Employee Matters                                                -30-
6.19   Legal Proceedings and Compliance with Law                       -30-
6.20   Contracts                                                       -31-
6.21   Labor Matters                                                   -32-
6.22   Insurance                                                       -32-
6.23   Environmental                                                   -32-
6.24   Disclosure of Information                                       -33-
SECTION 7:  COVENANTS OF ALLIED                                        -33-
7.1    Preservation of Business                                        -33-
7.2    Ordinary Course                                                 -34-
7.3    Negative Covenants                                              -34-
7.4    Access to Books and Records, Premises, etc                      -34-
7.5    Compensation                                                    -35-
7.6    Post-Closing Financing                                          -35-
7.7    No Solicitation                                                 -35-
7.8    Audited Financial Statements and Bring-Downs                    -36-
7.9    Delivery of Additional Filings                                  -36-
SECTION 8:  TERMINATION                                                -37-
8.1    Termination                                                     -37-
8.2    Effect of Termination                                           -37-
SECTION 9:  REMEDIES FOR BREACH                                        -37-
9.1    Remedies for Breach                                             -37-
SECTION 10:  NONDISCLOSURE OF CONFIDENTIAL INFORMATION                 -37-
10.1   Nondisclosure of Confidential Information                       -37-
10.2   No Publicity                                                    -38-
SECTION 11:  EXPENSES                                                  -39-
SECTION 12:  MISCELLANEOUS                                             -39-
12.1   Attorney's Fees                                                 -39-
12.2   No Brokers                                                      -39-
12.3   Survival and Incorporation of Representations                   -39-
12.4   Incorporation by Reference                                      -39-
12.5   Parties in Interest                                             -40-
12.6   Amendments and Waivers                                          -40-
12.7   Waiver                                                          -40-
12.8   Governing Law - Construction                                    -40-
12.9   Limitation of Actions                                           -40-
12.10  Representations and Warranties                                  -40-
12.11  Notices                                                         -40-
12.12  Fax/Counterparts                                                -42-
12.13  Captions                                                        -42-
12.14  Severability                                                    -42-
12.15  Good Faith Cooperation and Additional Documents                 -42-
12.16  Specific Performance                                            -42-
12.17  Assignment                                                      -42-
12.18  Time                                                            -43-

                                   EXHIBITS


Exhibit 2.1      SkyLynx Express Holdings, Inc. List of Holders of SkyLynx
                 Common Stock
Exhibit 2.2 SkyLynx Express Holdings, Inc. contract rights, licenses, intellectual property rights, technology and other tangible and intangible assets
Exhibit 3.4(o)   SkyLynx Form of Shareholder Assignment
Exhibit 3.4(u) Opinion of Robert Gallucci, J.R. Gallucci, Inc., counsel for SkyLynx, dated as of the Closing Date
Exhibit 3.5(w) Opinion of Neuman & Drennen, llc, counsel for Allied, dated as of the Closing Date
Exhibit 3.7(a)   Reconstituted Board of Directors of Allied Wireless, Inc.
Exhibit 4.7 SkyLynx Express Holdings, Inc. Exceptions to Timely Filing of Taxes; Tax Related Disputes
Exhibit 4.8      SkyLynx Express Holdings, Inc. Pending or Threatened
                 Actions or Proceedings
Exhibit 4.9      SkyLynx Express Holdings, Inc. Post Balance Sheet
                 Changes
Exhibit 4.11 SkyLynx Express Holdings, Inc. Third Party Proprietary Interest in Intangible Assets
Exhibit 4.12 SkyLynx Express Holdings, Inc. Exceptions to Inventory Valuation, Condition and Marketability
Exhibit 4.13 SkyLynx Express Holdings, Inc. Exceptions to Collectability of Accounts Receivable (Material Counterclaims or Set-Offs)
Exhibit 4.15 SkyLynx Express Holdings, Inc. Patents, Other Registered Rights and Proprietary Information
Exhibit 4.16     SkyLynx Express Holdings, Inc. Changes in Suppliers and
                 Customers
Exhibit 4.17     SkyLynx Express Holdings, Inc. Liens or Encumbrances
Exhibit 4.18     SkyLynx Express Holdings, Inc. Current Employees
Exhibit 4.19 SkyLynx Express Holdings, Inc. Pending or Threatened Legal, Administrative, or Other Proceedings or Governmental Investigation, Exceptions to Compliance with Laws, Ordinances, Requirements, Regulations, or Orders
Exhibit 4.20(a)  SkyLynx Express Holdings, Inc. Material Contract Agreements
Exhibit 4.20(b) SkyLynx Express Holdings, Inc. Labor Contracts, Employment Agreements and Collective Bargaining Agreements
Exhibit 4.20(c) SkyLynx Express Holdings, Inc. Liens or Security Interest Securing Indebtedness
Exhibit 4.20(d) SkyLynx Express Holdings, Inc. Profit Sharing, Pension, Stock Option, Severance pay, Retirement, Bonus, Deferred Compensation, Group Life and Health Insurance or other Employee Benefit Plans, Agreements, Arrangements or Commitments
Exhibit 4.20(e) SkyLynx Express Holdings, Inc. Other Material Documents or Instruments
Exhibit 4.21(f) SkyLynx Express Holdings, Inc. Defaults or Breaches of Existing Contracts, Agreements, Leases, Licenses, Plans, Arrangements and Commitments
Exhibit 4.22     SkyLynx Express Holdings, Inc. Insurance Coverage
Exhibit 4.23     SkyLynx Express Holdings, Inc. Environmental Concerns:
                 Hazardous Waste Production, Storage, etc.
Exhibit 6.4      Allied Wireless, Inc. Corporate Authority
Exhibit 6.5      Allied Wireless, Inc. Financial Statements
Exhibit 6.7 Allied Wireless, Inc. Exceptions to Timely Filing of Taxes; Tax Related Disputes
Exhibit 6.8 Allied Wireless, Inc. Actions, Proceedings, Orders, Writs, Injunctions, Decrees, Liability for Damages
Exhibit 6.18     Allied Wireless, Inc. Benefit Plans, Arrangements or
                 Understandings
Exhibit 6.19 Allied Wireless, Inc. Pending or Threatened Legal, Administrative, or Other Proceedings or Governmental Investigation, Exceptions to Compliance with Laws, Ordinances, Requirements, Regulations, or Orders
Exhibit 6.23 Allied Wireless, Inc. Environmental Concerns: Hazardous Waste Production, Storage, etc.

                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT ("Agreement") is made and entered into effective this 5th day of August, 1997, by and between ALLIED WIRELESS, INC., a Colorado corporation having its principal place of business at 333 North 30th Street, Boulder, Colorado 80301 ("Allied"), and SkyLynx Express Holdings, Inc., a Delaware corporation having its principal place of business at 55 South Market Street, Suite 240, San Jose, California 95113 ("SkyLynx") (hereafter Allied and SkyLynx may collectively be referred to as the "Companies"); and NETWORK SYSTEM TECHNOLOGIES, INC., a California corporation, having its principal place of business at 55 South Market Street, Suite 240, San Jose, California 95113 ("NST").

                                  WITNESSETH

     WHEREAS, NST is the owner of certain assets including, inter alia, rights to use existing products and rights to certain technology and products, as well as future products and rights which may be required by NST through other relationships (the "Assets"); and

     WHEREAS, NST has agreed to form and organize SkyLynx as a wholly-owned subsidiary and to undertake a tax-free reorganization, pursuant to which NST will transfer and assign to SkyLynx the Assets solely in exchange for shares of common stock of SkyLynx; and

     WHEREAS, Allied desires to acquire all but in no event less than 80% of the issued and outstanding shares of common stock of SkyLynx owned by its shareholder ("Shareholder") which shall consist exclusively of NST, subject to the terms and conditions set forth in this Agreement; and

     WHEREAS, Allied has agreed to undertake a private offering of shares of its common stock pursuant to Rule 504 of Regulation D under the Securities Act (the "Private Offering") in which it will raise a minimum of $750,000 and a maximum of $1,000,000 prior to and as a condition to the Closing herein; and

     WHEREAS, certain affiliates of Allied have agreed to remain engaged following the Closing in the process of raising an additional $9,000,000 pursuant to the business plan of SkyLynx;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, the parties agree as follows:

SECTION 1:     GENERAL DEFINITIONS

     For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     1.1 Best Knowledge. "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the Person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known or should have known as the result of the exercise of reasonable diligence to the current directors and executive officers of the Person.

     1.2 Business Day. "Business Day" means any day which is not a Saturday, Sunday or a permitted or required bank holiday in San Francisco, California.

     1.3  Code.  "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 Erisa. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.5 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.6 Fiscal Year. "Fiscal Year" shall mean a twelve-month period beginning January 1.

     1.7 Governmental Authority. "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any division or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

     1.8 Governmental Requirement. "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

     1.9  IRS.  "IRS" means the Internal Revenue Service.

     1.10 Legal Requirements. "Legal Requirements" means applicable common law and any statute, ordinance, code or other laws, rule, regulation, order, technical or other standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any governmental authority, including, without limitation, any order, decree, award, verdict, findings of fact, conclusions of law, decision or judgment, whether or not final or appealable, of any court, arbitrator, arbitration board or administrative agency.

     1.11 Ownership Interest. "Ownership Interest" shall mean any form of direct or indirect interest in the ownership, equity or profits of SkyLynx or Allied, whether certificated or non-certificated, issued or unissued, contingent or otherwise, including, without limitation, the following: shares, or the right thereto, executory rights to receive shares, options, warrants, instruments or obligations convertible into shares or profit interests.

     1.12 Person. "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

     1.13 Section. Unless otherwise stated herein, the term "Section" when used in this Agreement shall refer to the Sections of this Agreement.
     1.14 Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.15 Taxes. "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

SECTION 2:     EXCHANGE OF SECURITIES

     2.1 Exchange of Common Stock. Subject to the terms and conditions hereinafter set forth, on the Closing Date, NST as the sole Shareholder of SkyLnyx shall deliver to Allied, and Allied shall accept from each such holder, an aggregate of up to 100% of the issued and outstanding shares of Common Stock, _______ par value, of SkyLynx (the "SkyLynx Common Stock") in exchange for an aggregate of up to a number of shares of Allied Common Stock, $.001 par value (the "Common Exchange Shares"), determined in accordance with
Section 2.6 below. Hereafter the Common Exchange Shares shall be referred to as the "Exchange Shares."

     2.2 NST/SkyLynx Reorganization. Prior to the Closing Date, NST shall undertake a reorganization pursuant to which NST shall form and organize SkyLynx as a wholly-owned subsidiary and transfer to SkyLynx certain rights and properties of NST in exchange for SkyLynx shares of Common Stock (the "Reorganization"). The Reorganization shall be undertaken in such a manner as to qualify for a tax-free reorganization under Section 351 of the Code, and the parties hereby agree to undertake all reasonable actions necessary both before and after the consummation of the Reorganization to effect such treatment. In connection with the Reorganization, NST shall transfer to SkyLynx solely in exchange for shares of SkyLynx common stock certain contract rights, licenses, technology and other tangible and intangible assets (the "Assets") more fully described on Exhibit 2.2 hereof. Immediately following the Reorganization, SkyLynx shall have outstanding shares of Common Stock issued to NST in connection with the Reorganization and no other shares of common stock, preferred stock, equity securities, options, warrants, convertible debentures or other securities exercisable to purchase or convertible into shares of SkyLynx equity securities. Further, immediately following the Reorganization, SkyLynx shall have only those debts, liabilities or obligations as Allied may agree.

     2.3 Allied Recapitalization. Prior to the Closing of the Exchange, Allied shall eliminate, either through the payment, forgiveness or conversion into equity or some other means satisfactory to SkyLynx, all debt of Allied. To the extent that Allied eliminates debt by conversion of debt to equity, the securities issued in connection with such conversion (the "Conversion Shares") shall be included in the shares of Allied Common Stock outstanding prior to the Exchange for purposes of Section 2.7 below.

     2.4 Consultation Fees and Agreements. The parties acknowledge that in connection with the negotiation, preparation, execution and consummation of the Exchange, the parties hereto have engaged the services of one or more consultants. The parties agree that in consideration of their services, Allied shall be authorized to issue to such consultants, in the aggregate, shares of common stock of Allied (the "Consultant Shares") which will represent, immediately following the Exchange, up to 4.7% of the total issued and outstanding shares of Allied Common Stock. Such shares shall be issued by Allied without registration under the Securities Act in reliance upon an exemption from the registration requirements thereof contained in Section 4(2) thereof. Such shares shall be "restricted securities" under the Securities Act and shall have customary piggyback registration rights. The Consultant Shares shall be included in the shares deemed to be outstanding prior to the Exchange for the purposes of determining the number of shares issuable in the Exchange pursuant to 2.7 hereof.

     2.5 Private Financing. Immediately following the execution of this Agreement, and prior to the Effective Date of the Exchange, Allied agrees to undertake a private offering of shares of its common stock exclusively to persons who qualify as "accredited investors" within the meaning of Rule 501(a) of Regulation D of the Securities Act (the "Private Offering"). The Private Offering shall be undertaken and structured in a manner to raise gross proceeds of a minimum of $750,000, all-or-none ("Minimum Offering") and a maximum of $1,000,000, best efforts ("Maximum Offering") before deduction of offering expenses not to exceed $25,000. The Private Offering shall be undertaken without registration under the Securities Act in reliance upon an exemption from such registration requirements contained in Rule 504, Regulation D thereunder. Allied agrees to undertake the Private Offering in conformity with all applicable Legal Requirements including, without limitation, applicable federal and state securities laws. The net proceeds of the Private Offering shall be utilized after the Effective Date for the completion of various high-speed modem access contracts and expenditures reasonably related thereto. All shares of equity securities of Allied sold in the Private Offering ("Private Offering Shares") shall be added to the Allied Shares deemed outstanding on the Effective Date for purposes of determining the number of Exchange Shares issuable to the Shareholders on the Effective Date of the Exchange pursuant to Section 2.6 hereof. The completion by Allied of the Private Offering shall be a condition precedent to the Closing of the Exchange by SkyLynx.

     2.6 Determination of Issuable Allied Shares. The number of Exchange Shares issuable to the Shareholder on the Closing Date pursuant to Section 2.1 shall be a number such that if 100% of the issued and outstanding shares of SkyLynx Common Stock are tendered for exchange for Exchange Shares, the aggregate number of shares of Allied Common Stock issuable in the Exchange to the Shareholder shall represent, in the aggregate, after giving effect to the issuance, if any, of the Conversion Shares, Consultant Shares and Private Offering Shares, 80% of the total issued and outstanding shares of Allied Common Stock on a fully diluted basis immediately following consummation of the Exchange. By way of example, the following table illustrates the relative equity positions of the following parties immediately following the Exchange, assuming a total of 125,000,000 shares of Allied Common Stock will be issued and outstanding immediately following the Exchange:



     Allied Wireless Stockholders                   12,500,000     (10%)
     Consultants                                     5,833,333    (4.7%)
     Private Offering Shares and Conversion Shares   6,666,667    (5.3%)
     SkyLynx Shareholder (NST)                     100,000,000     (80%)

               Total Outstanding                   125,000,000    (100%)

     2.7 Income Tax Considerations. It is the intention of the parties hereto that the exchange of stock contemplated by this Agreement will qualify for treatment as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and the parties hereby agree to undertake all reasonable actions necessary both before and after the consummation of the Exchange to effect such treatment.

     2.8 Compliance with Securities Laws. The Exchange provided for in Sections 2.1 above shall be undertaken in reliance upon an exemption from the registration requirements contained in Section 5 of the Securities Act contained in Section 4(2). Allied shall take such actions as may be necessary or advisable in order consummate the Exchange in conformity with applicable laws including, without limitation, federal and state securities laws; and SkyLynx, together with its directors and officers, agrees to take such actions as may be necessary or advisable upon the reasonable request of Allied to consummate the Exchange in conformity with such Legal Requirements.

SECTION 3:     CLOSING

     3.1 General Procedure. Subject to the terms and conditions hereinafter set forth, at the Closing each party shall deliver such documents, instruments and materials as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for each party.

     3.2 Time and Place. Upon the terms and subject to the conditions set forth in this Agreement, the Exchange transactions contemplated by Section 2.1 shall be consummated and closed (the "Closing") at 10:00 a.m. at the offices of _______________________________ on the earlier of (i) sixty (60) days following the date of this Agreement, and (ii) five Business Days after the date on which the conditions set forth in Sections 3.4 and 3.5 shall have been satisfied or waived or such other time, date and place as the parties shall agree upon (the date of the Closing being herein referred to as the "Closing Date").

     3.3 Covenants Regarding Closing. SkyLynx and Allied each hereby covenant and agree that they shall (i) use reasonable efforts to cause each of their respective Exhibits to be prepared and exchanged with the other party, and its legal counsel, within ten (10) business days following the execution of this Agreement, except to the extent the express terms of this Agreement provide for a different time period for such delivery to be accomplished,
(ii) use reasonable efforts to cause all of their respective representations and warranties set forth in this Agreement, and Exhibits hereto, to be true on and as of the Closing Date, (iii) use reasonable efforts to cause all of their respective obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iv) use reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (v) use reasonable efforts to deliver to each other at the Closing the certificates, updated lists, notices, consents, authorizations, approvals, agreements, transfer documents, receipts and amendments required hereby (with such additions or exceptions to such items as are necessary to make the statements set forth in such items true and correct, provided that if any such additions or exceptions cause any of the conditions to its respective obligations hereunder as set forth herein below not to be performed, satisfied or fulfilled, such additions and exceptions shall in no way limit the rights of the parties hereto to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

     3.4 Conditions to Obligation of Allied. The obligation of Allied to complete the Exchange on the Closing Date on the terms set forth in this Agreement is, at the option of Allied, subject to the satisfaction or written waiver by Allied of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties made by SkyLynx in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date in which case they shall have been true and correct as of such earlier date.

          (b) Compliance with Covenants. All covenants which SkyLynx is required to perform, satisfy or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

          (c) Corporate Approvals. Any action required to be taken by the Board of Directors of SkyLynx or its Shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

          (d) Consents and Approvals. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which SkyLynx is a party shall require the consent of any person to the Exchange or any other transaction provided for herein, such consent shall have been obtained and Allied shall have received reasonably satisfactory evidence thereof; provided, however, that SkyLynx shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by Allied to the extent that such condition otherwise has an effect on Allied. Allied shall have been furnished with evidence satisfactory to it of the timely consent or approval of, filing with or notice to, each Governmental Authority or Person which in the good faith judgment of Allied is necessary or required with respect to the execution and delivery by SkyLynx and the consummation by SkyLynx of the transactions contemplated hereby.

          (e) Review and Due Diligence. Allied, its investment bankers, legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of SkyLynx, together with a satisfactory review of SkyLynx's corporate status and SkyLynx's property, all of which shall be satisfactory in form and substance to Allied in its sole discretion.

          (f) No Litigation, Etc. No action, investigation, litigation or arbitration or proceeding by or before any Governmental Authority, or before any arbitral, mediation panel or tribunal of any kind shall have been instituted or threatened (i) to restrain or prohibit the transactions contemplated by this Agreement, or (ii) to claim that the consummation of any such transaction is illegal or (iii) which, if determined adversely, would effect adversely Allied or SkyLynx following consummation of the transactions contemplated hereby and SkyLynx shall have delivered to Allied a certificate dated as of the Closing Date and executed by SkyLynx, stating that to its Best Knowledge, no such items exist. No governmental authority or arbitral, mediation panel or tribunal of any kind shall have taken any other action as a result of which the management of Allied, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

          (g) No Material Adverse Change. No material adverse change in the business, property or assets of SkyLynx shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to SkyLynx hereto has occurred, and SkyLynx shall have delivered to Allied a certificate dated as of the Closing Date to such effect.

          (h) Update of Contracts. SkyLynx shall have delivered to Allied an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 4.20 entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of SkyLynx entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "SkyLynx New Contracts"). Allied shall have had the opportunity to review and approve the SkyLynx New Contracts of the other, and any of the Companies shall have the right to delay the Closing for up to ten
(10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the SkyLynx New Contracts.

          (i) No Adverse Information. The investigations with respect to SkyLynx, the assets and the respective businesses performed by Allied's respective professional advisors and other representatives shall not have revealed any information concerning SkyLynx, its assets, liabilities or its business that has not been made known to Allied, in writing prior to the date of this Agreement and that, in the opinion of such party and its advisors, materially and adversely affects the business or assets of the other party or the viability of the transaction contemplated by this Agreement.

          (j) Ordinary Course of Business. During the period from the date of this Agreement until the Closing Date, SkyLynx shall have carried on its business in the ordinary and usual course, and shall have delivered to Allied a certificate to that effect.

          (k) Liens. SkyLynx shall have delivered to Allied a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting any of its business or assets.

          (l) Approval of Counsel. All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved by Neuman & Drennen, llc, counsel to Allied.

          (m) Other Documents. SkyLynx shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Allied or its attorneys may have reasonably requested.

          (n) Compliance with Securities Laws. Allied shall have undertaken all actions necessary or advisable to consummate the Private Offering and Exchange in conformity with all Governmental Requirements including, without limitation, applicable federal and state securities laws.

          (o) Shareholder Assignments. At Closing, not less than eighty percent (80%) of the combined voting power of the issued and outstanding shares of SkyLynx Common Stock shall have been delivered for exchange pursuant to Section 2 of this Agreement. Surrendering SkyLynx Shareholders shall have executed and delivered to Allied Assignments substantially in the form of
Exhibit 3.4(o) hereto assigning to Allied their SkyLynx Common Stock.

          (p) Appraisal Rights and/or Dissenters' Rights. At or prior to Closing, no beneficial or record owner of any outstanding shares of SkyLynx Common Stock shall have exercised or shall have given notice to Allied or SkyLynx of their intent to exercise any rights under applicable state law, if any, to dissent from the Exchange or obtain the payment of the fair market value of such shares of SkyLynx Common Stock in lieu of participating in the Exchange in accordance with the terms and subject to the conditions set forth herein.

          (q) Reorganization. Prior to Closing, NST shall have completed the Reorganization by forming, organizing and transferring the Assets to SkyLynx upon terms and subject to the conditions of this Agreement.

          (r) Non-Disclosure. On or prior to Closing, all current directors, officers and other personnel of Allied and all agents, advisors and consultants to Allied with access to the Allied Registered Rights and the Allied Proprietary Information and/or the SkyLynx Registered Rights and the SkyLynx Proprietary Information, shall have executed and delivered to Allied a confidential information agreement restricting such person's right to disclose any confidential or proprietary information of Allied or of SkyLynx.

          (s) Private Offering. Allied shall have successfully completed and closed upon the Minimum Offering in the Private Offering.

          (t) Financial Advisory Fees. At or prior to Closing, all obligations or commitments of Allied and SkyLynx to their respective financial advisors and investment bankers shall have been paid or otherwise satisfied through the issuance of the Consultant Shares, and Allied and SkyLynx shall each have been delivered and received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as each may deem reasonable, necessary or advisable.

          (u) Opinion of Counsel. Allied shall have received an opinion of Robert Gallucci, J.R. Gallucci, Inc., counsel for SkyLynx, dated as of the Closing Date substantially in the form of Exhibit 3.4(u) hereto.

     3.5 Conditions to Obligation of SkyLynx. The obligations of SkyLynx on the Closing Date under the terms set forth in this Agreement are, at the option of SkyLynx, subject to the satisfaction or written waiver by SkyLynx of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties made by Allied in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date in which case they shall have been true and correct as of such earlier date.

          (b) Compliance with Covenants. All covenants which Allied are required to perform, satisfy or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

          (c) Corporate Approvals. Any action required to be taken by the Board of Directors of Allied and shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

          (d) Consents and Approvals. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which Allied is a party shall require the consent of any person to the exchange of Allied's shares of Common Stock or any other transaction provided for herein, such consent shall have been obtained and SkyLynx shall have received reasonably satisfactory evidence thereof; provided, however, that Allied shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by SkyLynx to the extent that such condition otherwise has an effect on SkyLynx or Allied. SkyLynx shall have been furnished with evidence satisfactory to it of the timely consent or approval of, filing with or notice to, each Governmental Authority or Person which in the good faith judgment of SkyLynx is necessary or required with respect to the execution and delivery by Allied and the consummation by Allied of the transactions contemplated hereby.

          (e) Review and Due Diligence. SkyLynx, its investment bankers, legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of Allied, its assets and liabilities, together with a satisfactory review of Allied's corporate status and the marketability of title to Allied's property, all of which shall be satisfactory in form and substance to SkyLynx in its sole discretion.

          (f) No Litigation, Etc. No action, investigation, litigation or arbitration or proceeding by or before any Governmental Authority, or before any arbitral, mediation panel or tribunal of any kind shall have been instituted or threatened (i) to restrain or prohibit the transactions contemplated by this Agreement or (ii) to claim that the consummation of any such transaction is illegal or (iii) which, if determined adversely, would effect adversely Allied or SkyLynx following consummation of the transactions contemplated hereby and the Companies shall have delivered to each other certificates dated as of the Closing Date and executed by such parties, stating that to their Best Knowledge, no such items exist. No Governmental Authority or arbitral or mediation panel or tribunal of any kind shall have taken any other action as a result of which the management of SkyLynx, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

          (g) No Material Adverse Change. No material adverse change in the business, property, assets or liabilities of any Company shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to Allied hereto has occurred, and Allied shall have delivered to SkyLynx a certificate dated as of the Closing Date to such effect.

          (h) Update of Contracts. Allied shall have delivered to SkyLynx an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 6.20 entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of Allied entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "Allied New Contracts"). SkyLynx shall have had the opportunity to review and approve the Allied New Contracts, and SkyLynx shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the Allied New Contracts.

          (i) No Adverse Information. The investigations with respect to Allied, the assets, liabilities and their respective businesses performed by SkyLynx's respective professional advisors and other representatives shall not have revealed any information concerning Allied, its assets, liabilities or business that has not been made known to SkyLynx, in writing prior to the date of this Agreement and that, in the opinion of SkyLynx and its advisors, materially and adversely affects the business, liabilities or assets of Allied or the viability of the transactions contemplated by this Agreement.

          (j) Ordinary Course of Business. During the period from the date of this Agreement until the Closing Date, Allied shall have undertaken no material business operations and shall have delivered to SkyLynx a certificate to that effect.

          (k) Liens. Allied shall have delivered to SkyLynx a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting the business or assets of Allied or any subsidiary, except for Permitted Liens identified in Section 6.17.

          (l) Approval of Counsel. All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved as to substance and form by J.R. Gallucci, Inc, counsel to SkyLynx.

          (m) Other Documents. Allied shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as SkyLynx or its attorneys may have reasonably requested.

          (n) Compliance with Securities Laws. Allied shall otherwise have undertaken all actions necessary or advisable to consummate the Private Offering and Exchange in conformity with all Governmental Requirements, including, without limitation, applicable federal and state securities laws.

          (o) Appraisal Rights and/or Dissenters' Rights. At or prior to Closing, no beneficial or record owner of any outstanding shares of SkyLynx Common Stock shall have exercised or shall have given notice to Allied or SkyLynx of their intent to exercise any rights under applicable state law, if any, to dissent from the Exchange or obtain the payment of the fair market value of such shares of SkyLynx Common Stock in lieu of participating in the Exchange in accordance with the terms and subject to the conditions set forth herein.

          (p) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Exchange shall be in effect.

          (q) Non-Disclosure. On or prior to Closing, all current directors, officers and other personnel of SkyLynx and all agents, advisors and consultants to SkyLynx with access to the SkyLynx Registered Rights and the SkyLynx Proprietary Information and/or the Allied Registered Rights and the Allied Registered Rights, shall have executed and delivered to SkyLynx a confidential information agreement restricting such person's right to disclose any confidential or proprietary information of Allied or of SkyLynx.

          (r) Private Offering. Allied shall have successfully completed and closed upon the Minimum Offering in the Private Offering.

          (s) Financial Advisory Fees. At or prior to Closing, all obligations or commitments of Allied and SkyLynx to their respective financial advisors and investment bankers shall have been paid or otherwise satisfied through the issuances of the Consultant Shares, and Allied and SkyLynx shall each have been delivered and received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as each may deem reasonable, necessary or advisable.

          (t) Reorganization. Prior to Closing, NST shall have completed the Reorganization by forming, organizing and transferring the Assets to SkyLynx upon terms and subject to the conditions of this Agreement.

          (u) Shareholder Assignments. At Closing, not less than eighty percent (80%) of the combined voting power of the issued and outstanding shares of SkyLynx Common Stock shall have been delivered for exchange pursuant to Section 2 of this Agreement. Surrendering SkyLynx Shareholders shall have executed and delivered to Allied Assignments substantially in the form of
Exhibit 3.4(o) hereto assigning to Allied their SkyLynx Common Stock.

          (v) Elimination of Outstanding Debts. At or prior to Closing, Allied shall have effected the elimination of all outstanding debts and obligations pursuant to the provisions of Section 2.3 above.

          (w) Opinion of Counsel. SkyLynx will have received an opinion of Neuman & Drennen, llc, counsel for Allied, dated as of the Closing Date, substantially in the form of Exhibit 3.5(w) hereto.

     3.6 Specific Items to be Delivered at the Closing. The parties shall deliver the following items to the appropriate party at the Closing of the transactions contemplated by this Agreement.

          (a)  To be delivered by SkyLynx:

               (i) A certificate dated the Closing Date of SkyLynx, signed by the President of SkyLynx stating that the representations and warranties of SkyLynx set forth in this Agreement are true and correct in all material respects. Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect.

               (ii) A certificate dated the Closing Date of SkyLynx, signed by the President and the Chief Financial Officer of SkyLynx, in form and substance satisfactory to Allied and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of SkyLynx to close, have been fulfilled or waived in writing, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

             (iii) Certificates dated the Closing Date of SkyLynx, signed by the Secretary of SkyLynx, (I) certifying attached copies of resolutions duly adopted by the Board of Directors of SkyLynx, authorizing the execution of this Agreement and the other transactions to be consummated pursuant thereto;
                    (ii) certifying the names and incumbency of the officers of SkyLynx who executed the Agreement and any certificates delivered pursuant to this Section 3.6(a) for and on behalf of SkyLynx; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of SkyLynx; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which the company is qualified to conduct business.

               (iv) Opinion of Robert Gallucci, J.R. Gallucci, Inc., counsel to SkyLynx, substantially in the form of Exhibit 3.4(u).

          (b)  To be delivered by Allied:

               (i) Certificate or certificates representing the number of shares of Allied Common Stock determined in accordance with Section 2.6 to be deposited with the Exchange Agent for the benefit of the holders of shares of SkyLynx Common Stock for exchange in accordance with the provisions of
                    Section 2 of this Agreement; and

               (ii) A certificate dated the Closing Date of Allied, signed by the President of Allied stating that the representations and warranties of Allied set forth in this Agreement are true and correct in all material respects. Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect.

             (iii) A certificate dated the Closing Date of Allied, signed by the Chief Executive Officer and the Chief Financial Officer of Allied, in form and substance satisfactory to SkyLynx and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of Allied to close, have been fulfilled or waived in writing, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

               (iv) Certificates dated the Closing Date of Allied, signed by the Secretary of Allied, (i) certifying attached copies of resolutions duly adopted by the Board of Directors of Allied, authorizing the execution of this Agreement and the other transactions to be consummated pursuant thereto;
                    (ii) certifying the names and incumbency of the officers of Allied who executed the Agreement and any certificates delivered pursuant to this Section 3.6(b) for and on behalf of Allied; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of Allied and its Subsidiaries; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which Allied and its Subsidiaries are qualified to conduct business.

               (v) Opinion of Neuman & Drennen, llc, counsel to Allied, substantially in the form of Exhibit 3.5(w).

     3.7  Election of Directors and Executive Officers of Allied.

          (a) At Closing, the following actions shall be taken to reconstitute the Board of Directors of Allied such that it is comprised of only the persons set forth on Exhibit 3.7(a)

          (b) At Closing, all executive officers of Allied shall tender their resignations, and the newly constituted Board of Directors shall nominate and elect in their sole discretion persons to serve as executive officers of Allied until the next regular annual meeting of the Company's Board of Directors.

          (c) At Closing, the following employees of SkyLynx may execute and enter into written employment agreements with SkyLynx pursuant to which they will provide services upon such terms as the newly-constituted Board of Directors and such persons shall mutually agree:

               Name                          Position
               ----                          --------

               Ed Moura                      President

               William Chastian              Vice President

               Kenneth L. Marshall           Vice President and
                                             Co-General Counsel

     Base salary and incentive compensation shall be reviewed annually and subject to increase upon agreement of SkyLynx and the employee. To the extent they satisfy the eligibility requirements, the foregoing employees shall be eligible to participate in the SkyLynx Stock Incentive Plan and other employee benefit programs maintained or developed by SkyLynx during the term of employment. Such participant shall be equivalent to the extent of the participation in benefit programs offered to other employees of SkyLynx or their subsidiaries of comparable rank and responsibility. The employment agreements shall also contain customary provisions respecting non-competition, confidentiality and noninterference.

     3.8  Post Closing Matters.

          (a) As soon as practicable following the Effective Date of the Exchange, Allied shall schedule and conduct a special meeting of its shareholders at which the shareholders of Allied shall be requested to ratify and approve (i) a change in Allied's name to "SkyLynx Express Holdings, Inc.,"
(ii) a reverse stock split of the outstanding securities by a factor to be mutually agreed upon by the parties, and a concomitant increase in the stated par value of Allied's common stock, (iii) the adoption of a Stock Incentive Plan pursuant to which Allied shall be authorized to grant incentive stock options, non-qualified stock options and other rights to acquire securities of Allied to officers, directors, key employees and consultants, and (iv) such other matters as the Board of Directors may determine. All of the foregoing is subject to ratification or nullification by the Board of Directors selected by the Shareholders after the Exchange is consummated.

SECTION 4:     REPRESENTATIONS AND WARRANTIES BY SKYLYNX

     As a material inducement to Allied to enter into this Agreement and with the understanding and expectations that Allied will be relying thereon in consummating the Exchange contemplated hereunder, SkyLynx (hereinafter referred to as the "Corporation" or "SkyLynx " for the purposes of this
Section 4 only) represents and warrants as follows:

     4.1 Organization and Standing. SkyLynx is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

     4.2 Subsidiaries, etc. Except as set forth on Exhibit 4.2, the Corporation does not have any direct or indirect Ownership Interest in any corporation, partnership, joint venture, association or other business enterprise.

     4.3 Qualification. Except as set forth on Exhibit 4.3 and for any jurisdiction where the failure to be qualified to engage in business as a foreign corporation would not have a material adverse affect on the Corporation, the Corporation is not qualified to engage in business as a foreign corporation in any state other than Delaware and there is no other jurisdiction wherein the character of the properties presently owned by the Corporation or the nature of the activities presently conducted by the Corporation makes necessary the qualification, licensing or domestication of the Corporation as a foreign corporation.

     4.4 Corporate Authority. Except as set forth on Exhibit 4.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Corporation with any on the provisions hereof will

          (a) conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws;

          (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Corporation prior to the Closing Date or the obtaining of which shall have been waived by Allied; or

          (c) violate any order, writ, injunction, decree or, to the Corporation's Best Knowledge, any statute, rule or regulation applicable to the Corporation or any of its properties or assets. No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the transactions contemplated hereby.

     4.5 Financial Statements. The Corporation represents and warrants to Allied that it was formed and organized on July _______, 1997 and that except for consummating the Reorganization described in Section 2.2 above has conducted no operations. As of the date of this Agreement and as of the Closing Date, the Corporation does not have any liabilities or payables, absolute or contingent, known or unknown, except for liabilities or payables set forth on Exhibit 4.5 hereto.

     4.6 Capitalization of the Corporation. The authorized capital stock of SkyLynx consists of: (i) ___________ shares of Preferred Stock, $_____ par value, of which no shares are issued and outstanding, and (ii) ___________ shares of Common Stock, $_____ par value, of which ___________ shares are issued and outstanding. The names of the record owners of the issued and outstanding Common Stock are set forth on Exhibit 2.1 hereto. All issued and outstanding shares of SkyLynx Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no other outstanding rights, options, warrants, subscriptions, calls, convertible securities or agreement of any character or nature under which the Company is or may become obligated to issue any shares of its capital stock of any kind, other than those shares indicated in this Section as presently outstanding and shares issuable in accordance with the terms of this Agreement.

     4.7 Taxes. Except as set forth in Exhibit 4.7, the Corporation has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments shown to be due on such returns or reports. To the Best Knowledge of the Corporation, except as set forth in
Exhibit 4.7, the amounts set up as provisions for Taxes in the Latest Financial Statements are sufficient for the payment of all unpaid federal, foreign, state or local Taxes of the Corporation accrued for or applicable to all periods ended on or prior to the date of this Agreement, or which may subsequently be determined to be owing by the Corporation with respect to all periods ending on or prior to the Closing Date, subject to normal year-end adjustments, which will not be material. There are no present disputes as to Taxes of any nature payable by the Corporation.

     4.8  No Actions, Proceedings, etc.  Except as listed on the attached
Exhibit 4.8, there is no action or proceeding (whether or not purportedly on behalf of the Corporation) pending or to its knowledge threatened by or against the Corporation which might result in any material adverse change in the condition, financial or otherwise, of the Corporation's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does nor may result in any material adverse change in the Corporation's assets or properties or in the financial condition or the business of the Corporation. Except for liabilities referred to in attached Exhibit 4.8, the Corporation is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

     4.9  Post Balance Sheet Changes.  Except as set forth on the attached
Exhibit 4.9 and as contemplated by this Agreement, since _________________, the Corporation has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an Exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

     4.10 No Breaches. The Corporation is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Corporation is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause SkyLynx to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which the Corporation is, was or may be bound or to which any of the Corporation's assets are subject.

     Exhibit 4.11, SkyLynx's assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of such assets taken as a whole. Except as disclosed on Exhibit 4.11, no person other than SkyLynx (including any officer or employee of the Corporation) has any proprietary interest in any know-how or other intangible assets used by the Corporation in the conduct of its business. The Company does not currently market any products for sale.


     4.12 Inventory. As of the date of this Agreement and as of the Closing Date, the Corporation will have no inventory held for resale in the ordinary course of business.

     4.13 Accounts Receivable. As of the date of this Agreement and as of the Closing Date, the Corporation will have no accounts receivable generated from the sale of goods or services in the ordinary course of business.

     4.14 Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of SkyLynx, has been duly executed and delivered by an authorized officer of SkyLynx, and is a valid and binding Agreement on the part of SkyLynx that is enforceable against SkyLynx in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.


          (a) Exhibit 4.15 hereto contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to the Corporation with respect to the foregoing, both domestic and foreign, claimed by the Corporation or used or proposed to be used by the Corporation in the conduct of its business (collectively herein, "SkyLynx Registered Rights").
Exhibit 4.15 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "SkyLynx Proprietary Information"). Except as described in Exhibit 4.15 hereto, the Corporation is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any SkyLynx Registered Right or SkyLynx Proprietary Information with respect to the use thereof in the conduct of its business or otherwise.

          (b) Except as described in Exhibit 4.15 hereto, to the Corporation's Best Knowledge, the Corporation owns and has the unrestricted right to use the SkyLynx Registered Rights and SkyLynx Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Corporation or relating to the conduct or proposed conduct of its business free and clear of any right, title, interest, equity or claim of others. As soon as practicable following the execution of this Agreement, and except as described in Exhibit 4.15 hereto, the Corporation agrees to take all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, directors, employees and consultants of the Corporation and others with access to or knowledge of the SkyLynx Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the SkyLynx Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct or proposed conduct of its business.

          (c) Except as described in Exhibit 4.15 hereto, the Corporation has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any SkyLynx Proprietary Information, including without limitation any SkyLynx Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by it.
Exhibit 4.15 contains a true and complete list and description of all licenses of SkyLynx Proprietary Information granted to the Corporation by others or to others by the Corporation. Except as described in Exhibit 4.15 hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of the Corporation in respect of any SkyLynx Proprietary Information used in the conduct of its business.

          (d) Except as described in Exhibit 4.15 hereto, the Corporation owns and on the Closing Date shall own, has and shall have, holds and shall hold, exclusively all right, title and interest in the SkyLynx Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the SkyLynx Registered Rights and the SkyLynx Proprietary Information. To the Best Knowledge of Corporation, the marketing, promotion, distribution or sale by the Corporation of any products or interests subject to the SkyLynx Registered Rights or making use of SkyLynx Proprietary Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by the Corporation. Except as described in Exhibit 4.15 hereto, to the knowledge of the Corporation after due inquiry no facts or circumstances exist that could result in the invalidation of any of the SkyLynx Registered Rights.

     4.16 Changes in Suppliers and Customers. Except as disclosed on Exhibit 4.16, the Corporation is not aware of any fact which indicates that any of the suppliers supplying products, components or materials to the Corporation intends to cease selling such products to the Corporation nor is the Corporation aware of any fact which indicates that any major customer of the Corporation intends to terminate its business relations with the Corporation.

     4.17 No Liens or Encumbrances. The Corporation has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever except as set forth on the attached Exhibit 4.17 and except for such property and assets as may be leased by SkyLynx, and except for any property which is the subject of Sections 4.12, 4.13 or 4.15.

     4.18 Employee Matters. Exhibit 4.18 attached hereto contains a true, complete and accurate list of all employees of the Corporation and the remuneration of each (including wages, salaries and fringe benefits). The Corporation has no information or facts indicating that any employee listed on
Exhibit 4.18 intends to terminate his/her employment relationship with the Corporation prior or subsequent to the Closing Date, except as may be required by this Agreement. Except as specifically described on Exhibit 4.18, the Corporation has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. The Corporation does not now and has never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA. The Corporation has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither the Corporation nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of the Corporation. The Corporation is not a party to any collective bargaining or other union agreement. The Corporation has not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had a material adverse effect on the Corporation, its business or assets. Except as set forth in Exhibit 4.9, the Corporation has not made any commitment or agreements to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in connection with its business, and between the date of this Agreement and the Closing Date, the Corporation will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in the conduct of its business, without the prior written consent of all parties hereto.

     4.19 Legal Proceedings and Compliance with Law.  Except as set forth in
Exhibit 4.19, SkyLynx has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to SkyLynx which might result in the aggregate in money damages payable by SkyLynx in excess of insurance coverage or which might result in a permanent injunction against SkyLynx. Except as set forth in such Exhibit, SkyLynx has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of SkyLynx, the violation of which might materially and adversely affect it. Except as set forth in such Exhibit, SkyLynx is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of SkyLynx.

     4.20 Contract Schedules. Attached as Exhibits 4.20(a) to 4.20(e) hereto are an accurate list of the following:

          (a) All contracts, leases, agreements, covenants, licenses, instruments or commitments of SkyLynx pertaining to the business of SkyLynx calling for the payment of $5,000 or more or which is otherwise material to the business of SkyLynx, including, without limitation, the following:

               (i) Licenses and contracts held in the ordinary course of business;

               (ii) Executory contracts for the purchase, sale or lease of any assets;

              (iii) Management or consulting contracts;

               (iv) Patent, trademark and copyright applications,
                    registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

               (v) Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

               (vi) All sales, agency, distributorship or franchise
                    agreements; and

              (vii) Any other contracts not in the ordinary course of
                    business.

          (b) All labor contracts, employment agreements and collective bargaining agreements to which SkyLynx is a party.

          (c) All instruments evidencing any liens or security interest securing any indebtedness of SkyLynx covering any asset of SkyLynx.

          (d) All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of the Corporation.

          (e) Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of SkyLynx.

     Except as set forth in Exhibit 4.20(f), all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by the Corporation, or to SkyLynx's knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by the Corporation or by any other party to the contracts.

     4.21 Labor Matters. There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of SkyLynx or any of its agent or employees, threatened against SkyLynx.

     4.22 Insurance. SkyLynx maintains in full force and effect insurance coverage on its assets and business in such amounts and against such risks and losses as set forth in Exhibit 4.22.

     4.23 Environmental. Except as disclosed on Exhibit 4.23, SkyLynx has never owned or operated any real property except for leased office space:

          (a) to the Best Knowledge of SkyLynx, no real property (or the subsurface soil and the ground water thereunder) now or previously leased by SkyLynx (the "Leased Premises") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

          (b) to the Best Knowledge of SkyLynx, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Leased Premises, now or in the past;

          (c) SkyLynx is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Leased Premises, or the generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

          (d) SkyLynx has not received any notice and has no knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

          (e) To SkyLynx's Best Knowledge, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Leased Premises and any present or former occupant or tenant of the Leased Premises) relating in any way to the presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance. SkyLynx further agrees and covenants that SkyLynx will not store or deposit on, otherwise release or bring onto or beneath, the Leased Premises any Hazardous Substance prior to the Closing Date; and

          (f) there is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to SkyLynx's Best Knowledge, threatened, against SkyLynx, and SkyLynx knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to SkyLynx's compliance with environmental laws, regulations, rules, guidelines and ordinances.

     For purposes of this Section 4.23, "Hazardous Substance" shall mean and include (1) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (3) hazardous wastes and hazardous substances as specified under any California state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (4) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Leased Premises, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith. For purposes of this
Section 4.23, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance: (A) fuel oil and natural gas for heating,
(B) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (C) materials routinely used in the day-to-day operations of an office, such as copier toner, (D) consumer products, (E) material reasonably necessary and customarily used in construction and repair of an office project, and (F) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

     4.24 Disclosure of Information. The Corporation represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals. The Corporation represents and warrants that, to its Best Knowledge, (i) there exists no material information concerning the Corporation which has been requested but not been disclosed to or made available to the other parties and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (ii) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

SECTION 5:      COVENANTS OF SKYLYNX

     5.1 Preservation of Business. Until Closing, SkyLynx shall use its best efforts to :

          (a)  preserve intact the present business organization of SkyLynx;

          (b) maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

          (c) preserve and protect the goodwill and advantageous relationships of SkyLynx with its customers and all other persons having business dealings with SkyLynx;

          (d) preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of SkyLynx; and

          (e)  comply with all laws applicable to the conduct of its business

     5.2 Ordinary Course. Until Closing, SkyLynx shall conduct its business only in the usual, regular and ordinary course, in substantially the same manner as previously, and shall not make any substantial change to its methods of management or operation in respect of such business or property. Without limiting the foregoing, SkyLynx shall not, with respect to SkyLynx:

          (a) sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of its property or assets, other than in the ordinary course of business;

          (b) incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment, except in the ordinary course of business.

     5.3 Negative Covenants. Until Closing, except as contemplated by this Agreement or disclosed in Exhibits to this Agreement, from the date hereof until the Closing Date, unless and until Allied otherwise consents in writing, SkyLynx will not (a) change or alter the physical contents or character of the tangible and intangible assets so as to materially affect the nature of SkyLynx's business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any material transactions or series of transactions other than in the ordinary course of business.

     5.4 Access to Books and Records, Premises, etc. From the date of this Agreement through the Closing Date, SkyLynx will grant Allied and its authorized representatives reasonable access to its books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours and in a manner not to disrupt or interfere with SkyLynx's business relationships for purposes of enabling Allied to fully investigate the business of SkyLynx. SkyLynx will also deliver copies of its monthly statements of operations and financial condition for the period subsequent to its financial statements referred to in
Section 4.5 to Allied within a reasonable time of such statements becoming available.

     5.5 Compensation. SkyLynx shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of SkyLynx prior to the Closing Date, except for any extensions of said contracts or agreements on substantially the same terms and conditions as were previously in effect.

     5.6  No Solicitation.

          (a) Except in connection with the transactions contemplated by this Agreement, SkyLynx shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, SkyLynx or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of SkyLynx or any of its subsidiaries or any investment banker, attorney or other advisor or representatives of SkyLynx or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section by SkyLynx. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving SkyLynx or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or business of SkyLynx or any of its subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Except upon a material breach of this Agreement by Allied or following termination hereof, except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of SkyLynx nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Allied, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or
(ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

          (c) SkyLynx promptly shall advise Allied orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. SkyLynx will keep Allied fully informed of the status and details of any such takeover proposal or inquiry.

          (d) The provisions of this Section 5.6 shall not be construed to prevent any investment banker, attorney or other advisor or representative of SkyLynx to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

SECTION 6:     REPRESENTATIONS AND WARRANTIES OF ALLIED

     As a material inducement to SkyLynx to enter into this Agreement and with the understanding and expectations that SkyLynx will be relying thereon in consummating the Exchange contemplated hereunder, Allied (hereinafter Allied shall be referred to as the "Corporation" unless the context otherwise requires for the purposes of this Section 6 only) hereby represents and warrants as follows:

     6.1 Organization and Standing. Allied is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

     6.2 Subsidiaries, etc. Except as set forth on Exhibit 6.2 hereto, the Corporation does not have any direct or indirect Ownership Interest in any corporation, partnership, joint venture, association or other business enterprise.

     6.3 Qualification. Except as set forth on Exhibit 6.3 and for any jurisdiction where the failure to be qualified to engage in business as a foreign corporation would not have a material adverse effect on the corporation, the Corporation is not qualified to engage in business as a foreign corporation in any state other than Colorado, and there is no other jurisdiction wherein the character of the properties presently owned by the Corporation or the nature of the activities presently conducted by the Corporation makes necessary the qualification, licensing or domestication of the Corporation as a foreign corporation.

     6.4 Corporate Authority. Except as set forth on Exhibit 6.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Allied with any on the provisions hereof will

          (a) conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws or similar documents of any Subsidiary;

          (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Corporation prior to the Closing Date or the obtaining of which shall have been waived by SkyLynx; or

          (c) violate any order, writ, injunction, decree or, to the Corporation's Best Knowledge, any statute, rule or regulation applicable to the Corporation or any of its properties or assets. No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the transactions contemplated hereby, except for possible notice under plant closing laws.

     6.5 Financial Statements. The following statements are attached to this Agreement as Exhibit 6.5:

          (a) Audited financial statements of the Corporation accompanied by a report of its independent certified public accountants containing audited balance sheets of Allied for the period beginning at inception and ending December 31, 1996, together with statements of operations for the Corporation from inception to and including December 31, 1996;

          (b) Unaudited financial statements of the corporation containing balance sheets and statements of operations for the Corporation covering the period from the end of the period covered by the most recent audited financial statements of the corporation through June 30, 1997.

     To the Best Knowledge of the Corporation, such financial statements, together with and subject to the disclosures and notes thereto, (i) are in accordance with the books and records of the Corporation; (ii) present fairly the financial condition of the Corporation; as of the dates of the balance sheets; (iii) present fairly the results of operations for the periods covered by such statements; (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; (v) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of the Corporation, and of the results of operations of the Corporation for the periods covered by such statements; and (vi) fully comply with all requirements of Regulation SB and all applicable securities laws.

     As of Closing, except as set forth in Exhibit 6.5(b) hereto, the Corporation will not have any liabilities or payables (absolute or contingent, known or unknown), except as reflected in the financial statements, or described in its reports filed under Section 13(a) of the Exchange Act (copies of which shall have been provided to SkyLynx and its counsel) or set forth in Exhibits to this Agreement, except as disclosed to SkyLynx prior to the Closing Date.

     6.6  Capitalization of the Corporation.

          (a) The authorized capital stock of Allied consists entirely of 150,000,000 shares of Common Stock having a par value of $.001 per share, and 50,000,000 shares of Preferred Stock having a par value of $.01 per share. As of the date of this Agreement, 12,500,000 shares of Common Stock are issued and outstanding. As of the Closing Date, giving effect to the issuance of the Conversion Shares, Consultation Shares and Private Offering Shares, no more than 25,000,000 shares of Common Stock and no shares of Preferred Stock will be issued and outstanding. All outstanding shares of Allied's capital stock have been validly issued, are fully paid and non-assessable, and are not subject to pre-emptive rights. The shares of Common Stock to be issued to the Shareholders on the Closing Date in accordance with Sections 2.1 hereof have been duly approved by the Directors of Allied and will, upon their issuance, have been validly issued and will be fully paid and non-assessable. As of the Closing Date, there will be no other equity securities of Allied authorized, issued or outstanding, and there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of Allied's capital stock, equity securities, debt or other securities convertible into stock or equity securities of Allied. As of the date of this Agreement, there are no outstanding contractual obligations of Allied to repurchase, redeem or otherwise acquire any shares of capital stock of Allied.

     6.7 Taxes. Except as set forth in Exhibit 6.7, the Corporation has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments shown to be due on such returns or reports. The amounts set up as provisions for Taxes in the Latest Financial Statements are sufficient for the payment of all unpaid federal, foreign, state or local Taxes of the Corporation accrued for or applicable to all periods ended on or prior to the date of this Agreement, or which may subsequently be determined to be owing by the Corporation with respect to all periods ending on or prior to the Closing Date, subject to normal year-end adjustments, which will not be material. There are no present disputes as to Taxes of any nature payable by the Corporation. There will be no Taxes which will be owing by Allied or any Subsidiary with respect to periods ending on or prior to the Closing Date, except for Taxes for which Allied has made sufficient reserves of cash or cash equivalents to pay such Taxes.

     6.8  No Actions, Proceedings, etc.  Except as listed on the attached
Exhibit 6.8, there is no action or proceeding (whether or not purportedly on behalf of the Corporation) pending or to its knowledge threatened by or against the Corporation, which might result in any material adverse change in the condition, financial or otherwise, of the Corporation's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does nor may result in any material adverse change in the Corporation's assets or properties or in the financial condition or the business of the Corporation. The Corporation is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

     6.9 Post Balance Sheet Changes. Except as set forth on Exhibit 6.9 and as contemplated by this Agreement, since the date of the latest financial statements, the Corporation has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;
(c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an Exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

     6.10 No Breaches. Except as set forth on Exhibit 6.10, the Corporation is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Corporation is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause Allied or any Subsidiary to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which the Corporation is, was or may be bound or to which any of the Corporation's assets are subject.

     6.11 Condition of the Corporation's Assets.  Except as set forth on
Exhibit 6.11, the Corporation's assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of such
assets.   Except as disclosed on Exhibit 6.11, no person other than the
Corporation (including any officer or employee of the Corporation) has any proprietary interest in any know-how or other intangible assets used by the Corporation in the conduct of its business. All product which is currently being marketed by the Corporation is operable for its intended purposes in accordance with its written specifications and trade representations.

     6.12 Inventory. As of the date of this Agreement and as of the Closing Date, the Corporation will have no inventory held for resale in the ordinary course of business.

     6.13 Accounts Receivable. As of the date of this Agreement and as of the Closing Date, the Corporation will have no accounts receivable generated from the sale of goods or services in the ordinary course of business.

     6.14 Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of Allied, has been duly executed and delivered by authorized officers of Allied, and is a valid and binding Agreement on the part of Allied that is enforceable against Allied in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to issue and deliver to the SkyLynx Shareholders the Exchange Shares and Exchange Rights (each as described in Sections 2.1, 2.1 and 2.3) has been taken by Allied.

     6.15 Registered Rights and Proprietary Information.

          (a) Exhibit 6.15 hereto contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to the Corporation with respect to the foregoing, both domestic and foreign, claimed by the Corporation or used or proposed to be used by the Corporation in the conduct of its business (collectively herein, "Allied Registered Rights").
Exhibit 6.15 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "Allied Proprietary Information"). Except as described in Exhibit 6.15 hereto, the Corporation is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Allied Registered Right or Allied Proprietary Information with respect to the use thereof in the conduct of its business or otherwise.

          (b) Except as described in Exhibit 6.15 hereto, to the Corporation's Best Knowledge, the Corporation owns and has the unrestricted right to use the Allied Registered Rights and Allied Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Corporation or relating to the conduct or proposed conduct of its business free and clear of any right, title, interest, equity or claim of others. As soon as practicable following the execution of this Agreement and except as described in Exhibit 6.15 hereto, the Corporation agrees to take all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, directors, employees and consultants of the Corporation and others with access to or knowledge of the Allied Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the Allied Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct or proposed conduct of its business.

          (c) Except as described in Exhibit 6.15 hereto, the Corporation has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any Allied Proprietary Information, including without limitation any Allied Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by it.
Exhibit 6.15 contains a true and complete list and description of all licenses of Allied Proprietary Information granted to the Corporation by others or to others by the Corporation. Except as described in Exhibit 6.15 hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of the Corporation in respect of any Allied Proprietary Information used in the conduct of its business.

          (d) Except as described in Exhibit 6.15 hereto, the Corporation owns and on the Closing Date shall own, has and shall have, holds and shall hold, exclusively all right, title and interest in the Allied Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the Allied Registered Rights and the Allied Proprietary Information. To the Best Knowledge of Corporation, the marketing, promotion, distribution or sale by the Corporation of any products or interests subject to the Allied Registered Rights or making use of Allied Proprietary Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by the Corporation. Except as described in Exhibit 6.15 hereto, to the knowledge of the Corporation after due inquiry no facts or circumstances exist that could result in the invalidation of any of the Allied Registered Rights.

     6.16 Changes in Suppliers and Customers. Except as disclosed on Exhibit 6.16, the Corporation is not aware of any fact which indicates that any of the suppliers supplying products, components or materials to the Corporation intends to cease selling such products to the Corporation nor is the Corporation aware of any fact which indicates that any major customer of the Corporation intends to terminate its business relations with the Corporation.

     6.17 No Liens or Encumbrances. The Corporation has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever except as set forth on the attached Exhibit 6.17 and except for such property and assets as may be leased by the Corporation, and except for any property which is the subject of Sections 6.12, 6.13 or 6.15.

     6.18 Employee Matters. As of the Closing Date, the Corporation shall have no employees and shall not be a party to or bound by any employment agreements or commitments. Except as specifically described on Exhibit 6.18, the Corporation has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. The Corporation does not now and has never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA. The Corporation has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither the Corporation nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of the Corporation. The Corporation is not a party to any collective bargaining or other union agreement. The Corporation has not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which has a material adverse effect on the Corporation, its business or assets.

     6.19 Legal Proceedings and Compliance with Law.  Except as set forth in
Exhibit 6.19, the Corporation has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to the Corporation which might result in the aggregate in money damages payable by the Corporation in excess of insurance coverage or which might result in a permanent injunction against the Corporation. Except as set forth in such Exhibit, the Corporation has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of the Corporation, the violation of which might materially and adversely affect it. Except as set forth in such Exhibit, the Corporation is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the businesses, operations, prospects, property, assets or condition, financial or otherwise, of the Corporation.

     6.20 Contracts. Attached as Exhibits 6.20(a) to 6.20(e) hereto are an accurate list and summary description of the following:

          (a) All contracts, leases, agreements, covenants, licenses, instruments or commitments of the Corporation pertaining to the business of the Corporation calling for the payment of $5,000 or more or which is otherwise material to the business of the Corporation, including, without limitation, the following:

               (i)  Executory contracts for the sale of products and services;


               (ii) Executory contracts for the purchase, sale or lease of any assets;

              (iii) Management or consulting contracts;

               (iv) Patent, trademark and copyright applications,
                    registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

               (v) Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

               (vi) All sales, agency, distributorship or franchise
                    agreements; and

              (vii) Any other contracts not in the ordinary course of
                    business.

          (b) All labor contracts, employment agreements and collective bargaining agreements to which Allied or any Subsidiary is a party.

          (c) All instruments evidencing any liens or security interest securing any indebtedness of Allied or any Subsidiary covering any asset of Allied or any Subsidiary.

          (d) All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of the Corporation.

          (e) Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of Allied or any Subsidiary.

     Except as set forth in Exhibit 6.20(f), all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by the Corporation, or to the Corporation's knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by the Corporation or by any other party to the contracts.

     6.21 Labor Matters. There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of the Corporation or any of its agent or employees, threatened against the Corporation.

     6.22 Insurance. Allied maintains in full force and effect insurance coverage on the assets and business of the Corporation in such amounts and against such risks and losses as set forth in Exhibit 6.22.

     6.23 Environmental.  Except as disclosed on Exhibit 6.23:

          (a) to the Best Knowledge of the Corporation, no real property (or the subsurface soil and the ground water thereunder) now or previously owned by the Corporation (the "Real Property") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

          (b) to the Best Knowledge of the Corporation, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Real Property, now or in the past;

          (c) the Corporation is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Real Property, or the generation, transportation, storage, treatment or disposal at the Real Property, of any Hazardous Substance;

          (d) the Corporation has not received any notice and has no knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Real Property, or any generation, transportation, storage, treatment or disposal at the Real Property, of any Hazardous Substance;

          (e) to the Corporation's Best Knowledge, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Real Property and any present or former occupant or tenant of the Real Property) relating in any way to the presence, release, threat of release, placement on or in the Real Property, or any generation, transportation, storage, treatment or disposal at the Real Property, of any Hazardous Substance. The Corporation further agrees and covenants that the Corporation will not store or deposit on, otherwise release or bring onto or beneath, the Real Property any Hazardous Substance prior to the Closing Date; and

          (f) there is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to the Corporation's Best Knowledge, threatened, against the Corporation, and the Corporation knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to the Corporation's compliance with environmental laws, regulations, rules, guidelines and ordinances.

     For purposes of this Section 6.23, "Hazardous Substance" shall mean and include (1) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (3) hazardous wastes and hazardous substances as specified under any Colorado state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (4) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Real Property, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith. For purposes of this
Section 6.23, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance: (A) fuel oil and natural gas for heating,
(B) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (C) materials routinely used in the day-to-day operations of an office, such as copier toner, (D) consumer products, (E) material reasonably necessary and customarily used in construction and repair of an office project, and (F) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

     6.24 Disclosure of Information. The Corporation represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals and have been provided with the knowledge of the Corporation that the receiving party will rely upon same in connection with that parties' decision to consummate the transactions provided for in this Agreement. The Corporation represents and warrants that, to its Best Knowledge, (i) there exists no material information concerning the Corporation which has been requested but not been disclosed to or made available to the other parties and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (ii) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

SECTION 7:     COVENANTS OF ALLIED

     7.1 Preservation of Business. Until Closing, Allied shall use its best efforts to:

          (a) preserve intact the present business organization of the Corporation;

          (b) maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

          (c) preserve and protect the goodwill and advantageous relationships of the Corporation with its customers and all other persons having business dealings with the Corporation;

          (d) preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of the Corporation; and

          (e)  comply with all laws applicable to the conduct of its business.

     7.2 Ordinary Course. Until Closing, Allied shall not, without the prior written consent of SkyLynx:

          (a) sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of the property or assets of Allied or the Subsidiaries;

          (b) incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment;

     7.3 Negative Covenants. Until Closing, except as contemplated by this Agreement or as disclosed in Exhibits to this Agreement, from the date hereof until the Closing Date, unless and until SkyLynx otherwise consents in writing, Allied and the Subsidiaries will not (a) change or alter the physical contents or character of the inventories of its business, so as to materially affect the nature of the Corporation's business or materially and adversely change the total dollar valuation of such inventories from that reflected on the financial statements referred to in Section 4.5 other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any transactions or series of transactions other than in the ordinary course of business.

     7.4 Access to Books and Records, Premises, etc. From the date of this Agreement through the Closing Date, Allied will grant SkyLynx and its authorized representatives reasonable access to its and the Subsidiaries' books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours for purposes of enabling SkyLynx to fully investigate the business of Allied and the Subsidiaries. Allied will also deliver copies of the monthly statements of operations and financial condition for the period subsequent to the latest financial statements to SkyLynx within a reasonable time of such statements becoming available.

     7.5 Compensation. Until Closing, Allied and the Subsidiaries shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of Allied or the Subsidiaries prior to the Closing Date, except for any extensions of said contracts or agreements on substantially the same terms and conditions as were previously in effect.

     7.6 Post-Closing Financing. A material inducement for NST and SkyLynx to enter into this Agreement, and a condition to the Closing, is the representation and undertaking of Allied that it will raise in the Private Offering a minimum of $750,000 and a maximum of $1,000,000. A further material inducement for NST and SkyLynx to enter into this Agreement has been the undertaking by certain affiliates and principals of Allied to assist Allied following the Closing in its efforts to raise at least an additional $9,000,000. As the consummation of the transactions provided for and contemplated by this Agreement will result in those affiliates of Allied resigning as officers and directors of Allied on the Closing Date and Allied succeeding to all the rights, privileges, properties, assets and franchises of SkyLynx (including changing its name to SkyLynx), such affiliates and principals of Allied agree that following the Closing they shall use their best efforts to assist Allied (SkyLynx) in its efforts to obtain after the Closing the financing described herein.

     7.7  No Solicitation.

          (a) Except in connection with the transactions contemplated by this Agreement, Allied shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, Allied or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the proceeding sentence by any executive officer of Allied or any of its Subsidiaries or any investment banker, attorney or other advisor or representatives of Allied or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section by Allied. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving Allied or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or any business of Allied or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Except upon material breach of this Agreement by SkyLynx or following termination hereof, except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of Allied nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to SkyLynx, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or
(ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

          (c) Allied promptly shall advise SkyLynx orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. Allied will keep SkyLynx fully informed of the status and details of any such takeover proposal or inquiry.

          (d) The provisions of this Section 7.7 shall not be construed to prevent any investment banker, attorney or other advisor or representative of Allied or any Subsidiary to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

     7.8  Audited Financial Statements and Bring-Downs.

          (a) Allied shall deliver as promptly as possible after the date hereof but in no event later than prior to the Closing Date (i) the audited consolidated balance sheet of Allied as of June 30, 1997, and the related audited consolidated statements of income, stockholders' equity and cash flows for the fiscal year ended June 30, 1997, accompanied by the unqualified report of its independent financial accountant, in form and substance satisfactory to SkyLynx, its counsel and auditor.

          (b) Allied shall deliver as promptly as possible (i) the unaudited consolidated balance sheet of Allied as of the last day of each month after the date hereof and through the Closing Date, and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the period from July 1, 1997 through the date of such financial statements, in each case, accompanied by the unqualified bring-down certification of the Chief Executive Officer and Chief Financial Officer of Allied with respect to the financial position of Allied as of such date and as to results for the period from July 1, 1997 to such date, in form and substance satisfactory to SkyLynx, its counsel and auditors.

          (c) The foregoing financial statements shall be subject to the representations and warranties contained in Section 6.5 hereof to the same extent as if such financial statements were expressly referred to therein.

     7.9 Delivery of Additional Filings. Following the execution of this Agreement and until the Closing Date, Allied shall provide SkyLynx with copies of any and all reports, filings, notices or other information which Allied may prepare and file with or receive from the Commission, NASDAQ or any other regulatory authority, (and shall give SkyLynx an opportunity to review and comment on any such filings) as well as copies of any pleadings, notices or other filings made in connection with any pending litigation, arbitration, investigation or proceeding in which Allied or any Subsidiary is party or otherwise involved.

SECTION 8:     TERMINATION

     8.1 Termination. This Agreement may be terminated and abandoned solely as follows:

          (a) At any time until the Closing Date by the mutual agreement of Allied and SkyLynx.

          (b) By any party hereto, if for any reason the parties have failed to close this Agreement on or before ninety (90) days from the date of this Agreement, provided that the party requesting termination is not then in default thereunder.

          (c) By any party hereof, if the other party shall have breached any representation, warranty or covenant contained in this Agreement and shall have failed to cure such breach within ten (10) days following written notice thereof by the party seeking termination.

          (d) By any party hereof prior to August 31, 1997 if the results of the due diligence investigation of the other shall not be satisfactory to such party in its sole discretion.

          In the event of any termination pursuant to this Section 8.1(b) or
(c), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to all of the other parties hereto.

     8.2 Effect of Termination. If the Exchange is terminated and abandoned as provided for in this Section 8, this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement; provided, however, that no such termination shall terminate or limit the rights of any such terminating party to enforce any remedy otherwise available for any breach hereof.

SECTION 9:     REMEDIES FOR BREACH

     9.1 Remedies for Breach. In the event of any breach of any of the provisions of this Agreement, including but not limited to any breach of any covenant, warranty or representation made by any party hereto, the breaching or defaulting party shall be liable to the other for any damages proximately resulting therefrom. In the event of any material breach by any party of any provision under this Agreement, either party may file suit. Nothing contained in this Agreement shall be deemed to preclude a party to sue for or seek specific performance of the provisions of this Agreement in the appropriate circumstance. The provisions of this Section 9 shall survive any termination hereof.

SECTION 10: NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     10.1 Nondisclosure of Confidential Information. Each of the parties hereto recognizes and acknowledges that it has and will have access to certain nonpublic information of the others which shall be deemed the confidential information of the other Companies (including, but not limited to, business plans, costs, trade secrets, licenses, research projects, profits, markets, sales, customer lists, strategies, plans for future development, financial information and any other information of a similar nature) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of the Companies. Information received by the other party or its representatives shall not be deemed Confidential Information and afforded the protections of this Section 10 if, on the Closing Date, such information has been (i) developed by the receiving party independently of the disclosing party, (ii) rightfully obtained without restriction by the receiving party from a third party, provided that the third party had full legal authority to possess and disclose such information, (iii) publicly available other than through the fault or negligence of the receiving party,
(iv) released without restriction by the disclosing party to anyone, including the United States government, or (v) properly and lawfully known to the receiving party at the time of its disclosure, as evidenced by written documentation conclusively established to have been in the possession of the receiving party on the date of such disclosure. Each of the parties hereto agrees that it shall not disclose, and that it shall use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of the Companies who agree to be bound by this confidentiality agreement. Notwithstanding, a party may use and disclose any such confidential information to the extent that a party may become compelled by Legal Requirements to disclose any such information; provided, however, that such party shall use all reasonable efforts and shall have afforded the other Companies the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for any such information compelled to be disclosed. In the event of termination of this Agreement, each party shall use all reasonable efforts to cause to be delivered to the other parties, and to retain no copies of, any documents, work papers and other materials obtained by such party or on such party's behalf during the conduct of the matters provided for in this Agreement, whether so obtained before or after the execution hereof. Each of the Companies recognizes and agrees that violation of any of the agreements contained in this Section 10 will cause irreparable damage or injury to the Companies, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the Companies shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the Companies may have against each other. The provisions of this Section 10.1 shall survive any termination of this Agreement.

     10.2 No Publicity. Until the Closing or the termination of this Agreement in accordance with its terms, neither Allied nor SkyLynx shall, directly or indirectly, issue any press release, or make any public statement, concerning the transactions contemplated by this Agreement without the prior written consent of Allied (in the case of such a release or statement by SkyLynx) or of SkyLynx (in the case of such a release or statement by Allied). This Section 10.2 shall not, however, preclude any party from making any disclosure required by applicable law, and in the event any party, or any officer, director, employee, agent or representative of a party, believes that any press release, public statement or other disclosure is so required, such party will notify and consult with the other parties with respect thereto as promptly as is practicable under the circumstances.

SECTION 11: EXPENSES

     Each of the parties will pay all costs and expenses of its performance and compliance with this Agreement. Notwithstanding the foregoing, if the Agreement is not consummated by reason of a default of one of the Companies provided for in Section 8.1(c), then the expenses of each of the Companies in connection with the transaction contemplated herein shall be paid by such defaulting Company. In no event will any party to this Agreement be liable to any other party for incidental damages, lost profits, income tax consequences, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, or for punitive damages, resulting from the breach of any obligation under this Agreement. The provisions of this Section 11 shall survive any termination hereof.

SECTION 12: MISCELLANEOUS

     12.1 Attorney's Fees. In any action at law or in equity or in any arbitration proceeding, for declaratory relief or to enforce any of the provisions or rights or obligations under this Agreement, the unsuccessful party to such proceeding, shall pay the successful party or parties all statutorily recoverable costs, expenses and reasonable attorneys' fees incurred by the successful party or parties including without limitation costs, expenses, and fees on any appeals and the enforcement of any award, judgment or settlement obtained, such costs, expenses and attorneys' fees shall be included as part of the judgment. The successful party shall be that party who obtained substantially the relief or remedy sought, whether by judgment, compromise, settlement or otherwise.

     12.2 No Brokers. Allied represents and warrants to SkyLynx and SkyLynx represents and warrants to Allied, that except as disclosed on Exhibit 12.2, neither it nor any party acting on its behalf has incurred any liability, either express or implied, to any "broker," "finder," financial advisor, employee or similar person in respect of any of the transactions contemplated hereby. Allied agrees to indemnify SkyLynx against, and hold it harmless from, and SkyLynx agrees to indemnify Allied against, and hold it harmless from, any liability, cost or expense (including, but not limited to, fees and disbursements of counsel) resulting from any agreement, arrangement or understanding made by such party with any third party, including employees of SkyLynx, for brokerage, finders' or financial advisory fees or other commissions in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section shall survive any termination of this Agreement.

     12.3 Survival and Incorporation of Representations. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof, and all statements contained in any certificate or other document delivered by any party hereunder or in connection herewith shall be deemed to constitute representations and warranties made by that party to this Agreement.

     12.4 Incorporation by Reference. All Exhibits to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof.

     12.5 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to, or shall, confer any rights or remedies under, or by reason of, this Agreement, on any person other than the parties hereto and their respective and proper successors and assigns and indemnitees pursuant to
Section 9. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

     12.6 Amendments and Waivers. This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

     12.7 Waiver. No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement. The failure of any party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

     12.8 Governing Law - Construction. This Agreement, and the rights and obligations of the respective parties, shall be governed by and construed in accordance with the laws of the State of California except to the extent the corporate law of the State of Colorado is applicable, excluding conflict of law provisions which would act to apply the laws of another state. Notwithstanding the preceding sentence, it is acknowledged that each party hereto is being represented by, or has waived the right to be represented by, independent counsel. Accordingly, the parties expressly agree that no provision of this Agreement shall be construed against any party on the ground that the party or its counsel drafted the provision. Nor may any provision of this Agreement be construed against any party on the grounds that party caused the provision to be present.

     12.9 Limitation of Actions. No action may be brought by any party to this Agreement to enforce any covenant made by any party hereto or to seek damages or equitable relief arising from any claimed breach or nonperformance of a covenant, representation, warranty or other performance provided for herein unless such action is commenced within eighteen (18) months of the date of Closing. The parties hereto agree to be bound by the aforesaid limitation of actions notwithstanding the provisions of any applicable statutory limitation of actions to the contrary.

     12.10 Representations and Warranties. The representations and warranties contained in Sections 4 and 6 of this Agreement shall survive the Closing Date and shall remain operative in full force and effect for the period of time set forth in Section 12.9 above regardless of any investigation at any time made by or on behalf of either Allied or SkyLynx and shall not be deemed merged in any document or instrument so executed or delivered by either Allied or SkyLynx.

     12.11 Notices. Any notice, communication, offer, acceptance, request, consent, reply, or advice (herein severally and collectively, for convenience, called "Notice"), in this Agreement provided or permitted to be given, served, made, or accepted by any party or person to any other party or parties, person or persons, hereunder must be in writing, addressed to the party to be notified at the address set forth below, or such other address as to which one party notifies the other in writing pursuant to the terms of this Section, and must be served by (1) telefax or other similar electronic method, or (2) depositing the same in the United States mail, certified, return receipt requested and postage paid to the party or parties, person or persons to be notified or entitled to receive same, or (3) delivering the same in person to such party.

     Notice shall be deemed to have been given immediately when sent by telefax and confirmed received or other electronic method and seventy-two hours after being deposited in the United States mail, or when personally delivered in the manner herein above described. Notice provided in any manner not specified above shall be effective only if and when received by the party or parties, person or persons to be, or provided to be notified.

     All notices, requests, demands and other communications required or permitted under this Agreement shall be addressed as set forth below:

     If Allied, to:      Allied Wireless, Inc.
                         4333 North 30th Street
                         Boulder, Colorado  80301
                         Attention: Neil Cox, President
                         Fax: (303)

     With copy to:       Clifford L. Neuman, Esq.
                         Neuman & Drennen, llc
                         1507 Pine Street
                         Boulder, Colorado  80302
                         Fax: (303) 449-1045

     If NST/SkyLynx, to: SkyLynx Express Holdings, Inc./
                         Network Systems Technologies, Inc.
                         55 Market Street
                         San Jose, California 96112
                         Fax: (408) 298-7388

     With copy to:       Robert Gallucci, Esq.
                         J.R. Gallucci, Inc.
                         96 North Third Street, Suite 600
                         San Jose, California 96112-5519
                         Fax: (408) 298-1867

Any party receiving a facsimile transmission shall be entitled to rely upon a facsimile transmission to the same extent as if it were an original. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

     12.12 Fax/Counterparts. This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents. For all evidentiary purposes, any one complete counter set of this Agreement shall be considered an original.

     12.13 Captions. The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     12.14 Severability. Wherever there is any conflict between any provision of this Agreement and any Governmental Requirement or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

     12.15 Good Faith Cooperation and Additional Documents. The parties shall use their best good faith efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence. Each party covenants and agrees to cooperate in good faith and to enter into and deliver such other documents and papers as the other party reasonably shall require in order to consummate the transactions contemplated hereby, provided in each instance, any such document is in form and substance approved by the parties and their respective legal counsel.

     12.16     Specific Performance.  The obligations of the parties under
Section 10 are unique. If either party should default in its obligations under said Section, the parties each acknowledge that it would be extremely difficult and impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights and remedies, may sue in equity for injunction (mandatory or prohibitive) or specific performance (all without the need to post a bond or undertaking of any nature), and the parties each expressly waive the defense that a remedy at law in damages is adequate.

     12.17 Assignment. Neither party may directly or indirectly assign or delegate, by operation of law or otherwise, all or any portion of its/their/his rights, obligations or liabilities under this Agreement without the prior written consent of all other parties, which consent may be withheld in their respective sole and absolute discretion. Any purported assignment or delegation without such consent shall be null and void.

     For purposes of this Section, the term "Agreement" shall include this Agreement and the Exhibits and other documents attached hereto or described in this Section 12. This Agreement, and other documents delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, letters of intent, representations, warranties, disclosures, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting that subject matter, including, without limitation, the letter dated July 14, 1997, between Allied and SkyLynx, as amended prior to the date hereof.

     12.18 Time. Time is of the essence of this Agreement and each of its provisions.

     IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

                              ALLIED WIRELESS, INC.,
                              a Colorado corporation


                              By:  /s/  Neil A. Cox
                                   ---------------------------------------
                                   Neil A. Cox, President


                              SKYLYNX EXPRESS HOLDINGS, INC.,
                              a Delaware corporation


                              By:  /s/  Eduardo J. Moura
                                   ---------------------------------------
                                   Eduardo J. Moura

                              NETWORK SYSTEM TECHNOLOGIES, INC.,
                              a California corporation


                              By:  /s/:  Eduardo J. Moura
                                   ----------------------------------------
                                   Eduardo J. Moura